SCHEDULE II

				    INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

				            SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-KATY INDUSTRIES

          GAMCO INVESTORS, INC.
                      12/21/04            1,000-            5.1840
                      12/06/04              500             5.1300
                      12/03/04            1,000-             *DO
                      12/01/04            1,500-            5.3713
                      12/01/04           40,000             5.3000
                      12/01/04            1,000-            5.3550
                      11/30/04            5,600             5.3900
                      11/29/04            5,000             5.3992
                      11/29/04            1,000             5.4000
                      11/26/04              200             5.4100
                      11/24/04            1,000-            5.2790

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.